EXHIBIT 10.1

Global Asset Management Group, Inc. (OTC:GAMG)

51 Monroe St. Unit 1505, Rockville, MD 20850 | www.gamg.us | info@gamg.us

BINDING TERM SHEET / DEBT & EQUITY TRANSFER & ASSUMPTION AGREEMENT

Memorial Hospital Transaction – Acquisition of Seller’s 83.125% Interest in Memorial Real Estate Group LLC (“MREG”)

and MREG Debt (defined herein) by RI Property Holdings, Inc. (a wholly owned Subsidiary of GAMG)

Effective Date: April 8, 2026 (the “Effective Date”)

This binding term sheet / debt and equity transfer and assumption agreement (this “Agreement”) sets forth the principal terms and conditions pursuant to which RI Property Holdings, Inc (the “Buyer” or “Buyer SPE”), a GAMG subsidiary, will acquire from existing Members of Memorial Real Estate Group other than interests held by District Housing, LLC and CRDV, which sale may be consummated by their designee (“Designee”), FVP Servicing, LLC (the “Seller”) all of Seller’s membership interest in Memorial Real Estate Group LLC (the “Title Owner” or “MREG”). Seller currently owns 83.125% of the membership interests in MREG (the “Seller Interest”), and Buyer (and/or its affiliate(s)) currently owns 16.875% of the membership interests in MREG (the “Existing Buyer Interest”). At Closing, Seller shall transfer 100% of the Seller Interest to Buyer. Following Closing, Buyer will own 100% of the membership interests of MREG. Because MREG will remain the record title holder of the Memorial Hospital real property (the “Property”), no deed transfer or new title issuance is required solely by reason of this equity transfer structure. Concurrently, FVP Opportunity Fund III, LP as Lender to MREG pursuant to the $10,000,000 Loan Agreement dated December 29, 2022 between Memorial Real Estate Group, LLC and FVP Servicing, LLC as Administrative Agent and the Lenders (the “Loan Agreement” ) assigns 100% of its interests thereon (“MREG Debt”). Upon execution by Seller and Buyer, this Agreement is intended to be binding and enforceable.

1. Parties

Buyer (Parent)	Global Asset Management Group, Inc. (OTC:GAMG) (“GAMG”).
Buyer (Acquisition Entity / SPE)	RI Property Holdings, Inc. (“Buyer” or “Buyer SPE”) (a GAMG subsidiary).
Title Owner / Target Company	Memorial Real Estate Group LLC (“MREG” or “Title Owner”).
Sellers	FVP Investments, LLC and FVP Opportunity Fund III, LP (each a “Seller”)
MREG Debt Assignor	FVP Opportunity Fund III, LP
Seller and Lender Designee	FVP Servicing, LLC, shall act on behalf of the Sellers and MREG Debt Assignor
Property	Memorial Hospital property, Pawtucket, Rhode Island (legal description per existing title policy and MREG records).

2. Transaction Structure (Equity Transfer – No Deed Transfer)

2.1 Equity Acquisition. At Closing, Seller shall sell, assign, transfer and convey to Buyer 100% of Seller’s 83.125% membership interest in MREG (the “Transferred Interest”), free and clear of all liens and encumbrances other than those disclosed and agreed in this Agreement (including Addendum 1).

2.2 Post‑Closing Ownership. Immediately after Closing, Buyer will own 100% of the membership interests in MREG, comprised of (i) Buyer’s Existing Buyer Interest of 16.875% and (ii) the Transferred Interest of 83.125%.

2.3 Manager/Member Update. Effective at Closing, Buyer shall be the sole member of MREG and shall be appointed as the sole manager (or managing member, as applicable) of MREG. The parties will execute an Amended and Restated Operating Agreement (or written consent) of MREG reflecting Buyer as sole member and manager and the resignation/removal of any prior manager(s).

2.4 No Title Transfer. MREG will remain the record title holder of the Property. No deed will be delivered and no new title policy shall be required solely due to the change in ownership. Title is held subject to the mortgage and senior liens/encumbrances assumed by Buyer pursuant to Section 6 and Addendum 1.

3. Debt Assignment

3.1 FVP Opportunity Fund III, LP as Lender shall assign 100% of its interest in the Loan pursuant to the Loan Assignment Agreement attached as Exhibit B herein.

3.2 Immediately upon assignment, FVP Servicing, LLC shall resign as Administrative Agent under the Loan Agreement.

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4. Consideration Payable to Seller

Total consideration payable to Seller in connection with the Transaction: $6,455,000, structured as:

GAMG Convertible Note

$6,000,000 principal amount 1-year convertible promissory note issued by GAMG to MREG Debt Assignor, or its designee, effective April 8, 2026 (the “GAMG Convertible Note”), on the economic terms set forth in Section 4.

Down Payment (Cash)	$455,000 cash paid at Closing (the “Down Payment”), funded from Chris Bogden (or designee) and disbursed per the Flow of Funds in Section 5.

4.1 Down Payment Paid at Closing. The Down Payment in the amount of $455,000 shall be paid at Closing in immediately available funds (wire transfer) and shall be disbursed at Closing strictly in accordance with the Flow of Funds set forth in Section 5 and Seller’s written wire instructions.

4.2 The GAMG Convertible Note shall be an in-kind payment towards the assignment of the MREG Debt and the Down Payment towards the Sellers’ membership interests.

5. GAMG Convertible Note – Economic Terms (Binding)

Issue Date	April 8, 2026.
Principal	$6,000,000.
Coupon	6.00% per annum, simple interest.
Maturity	April 8, 2027 (one-year term).
Conversion	No automatic conversion. Convertible only at Holder’s discretion beginning six (6) months after Issue Date (October 8, 2026) through maturity, in whole or in part, by written notice.
Conversion Price	90% of the arithmetic average of daily volume-weighted average prices (“VWAP”) for the 30 trading days immediately preceding the conversion notice date (the “30-Day VWAP”).
Extension Fee

If not paid in full at maturity and remains outstanding thereafter, a fee equal to 5.0% of the then outstanding amount (principal + accrued interest) to extend the maturity to October 8, 2027. The Fee will be added to the amount then owed.

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6. Down Payment – Flow of Funds / Use of Proceeds (Binding)

Seller directs that the $455,000 Down Payment be disbursed at Closing as follows (the “Flow of Funds”). Buyer will disburse pursuant to written wire instructions provided by Seller:

Payee	Purpose	Amount
FVP Servicing, LLC	Prior advances made to support operations of MREG	$300,000
City of Pawtucket / Tax settlement authority (per Seller wire instructions)	Tax settlement installment payment due Feb 15	$55,000
KPRS Law	Outstanding legal invoices (partial payment)	$50,000
Utilities and Miscellaneous Expenses (per Seller wire instructions)	Outstanding utilities and miscellaneous expenses	$50,000

7. Assumption of Mortgage; Senior Liens; Liabilities (With Express Carve-Out)

7.1 Assumed Obligations (General). From and after Closing, Buyer (through its ownership and control of MREG and MREG Debt) shall assume and be responsible for all liabilities, senior claims, mortgages, liens, and encumbrances associated with the Property and the operations of MREG, including without limitation those items listed on Addendum 1 (CNE First Mortgage and third-party liens), and all obligations under any related loan and lien documents.

7.2 Express Carve‑Out – Items Paid at Closing. Notwithstanding Section 7.1, Buyer and MREG shall NOT assume, and shall have no liability for, the specific obligations satisfied and extinguished at Closing from the Down Payment pursuant to Section 6 (the “Paid-Off Items”). To the extent any of the Paid-Off Items relate to pre‑Closing liabilities of MREG, such liabilities shall be deemed fully satisfied at Closing from the Down Payment.

7.3 City of Pawtucket Tax Settlement. The parties acknowledge that the City of Pawtucket delinquent tax settlement is reflected on Addendum 1 as $220,000, of which $55,000 is paid at Closing as a Paid‑Off Item. The remaining balance ($165,000) is an assumed senior claim/lien pursuant to Section 6.1 and Addendum 1.

7.4 No Other Exclusions. Except for the Paid‑Off Items, all other mortgages, liens, encumbrances, liabilities and senior claims associated with the Property and MREG are assumed as provided above.

8. Closing; Deliverables

Closing shall occur on the Effective Date (April 8, 2026) or as soon thereafter as the parties mutually agree in writing (the “Closing Date”). At Closing, the parties will execute and deliver: (a) Membership Interest Purchase/Assignment Agreement transferring the Transferred Interest (83.125%) to Buyer; (b) Amended and Restated Operating Agreement (or Written Consent) of MREG reflecting Buyer as sole member and manager; (c) resignations/removals of prior managers/officers (if any) and appointment consents for Buyer; (d) Debt Assignment Agreement, (e) Flow of Funds / Closing Statement; and (f) the GAMG Convertible Note. No escrow/closing agent is required for the parties’ private transaction unless the parties later mutually elect to use one.

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9. Seller Representations (Binding)

• Seller owns, beneficially and of record, 83.125% of the membership interests in MREG (the Seller Interest), and has full authority to transfer the Seller Interest to Buyer.

• Buyer (and/or its affiliate(s)) owns 16.875% of the membership interests in MREG as of the date of this Agreement (the Existing Buyer Interest).

• FVP Opportunity Fund III, LP is the sole Lender to MREG under the Loan Agreement.

• MREG holds title to the Property subject to the CNE First Mortgage and the other senior liens and encumbrances assumed by Buyer pursuant to Section 6 and Addendum 1.

• Seller has disclosed all known liens, claims, judgments, tax matters, code enforcement matters, litigation, and other senior claims affecting MREG, the Property, or the mortgage and lien documents, including those listed on Addendum 1.

• Seller will deliver true, correct, and complete copies of the mortgage/loan documents, lien documents, and any amendments/modifications in Seller’s possession or control.

10. Public Company / Disclosure

GAMG is an OTC-traded public company and may be required to disclose the Transaction in SEC/OTC filings or press releases as required by law. GAMG will control the timing and content of any required public disclosures.

11. Governing Law; Binding Effect

This Agreement shall be governed by the laws of the State of Wyoming, without regard to conflicts rules. This Agreement is binding upon execution and shall inure to the benefit of the parties and their successors and permitted assigns.

[Signature Pages on the Following Page]

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12. Signatures

BUYER (SPE): RI Property Holdings, Inc.		BUYER (Parent): Global Asset Management Group, Inc. (OTC:GAMG)

By:	/s/ John Murray	By:	/s/ John Murray
Name:	John Murray	Name:	John Murray
Title:	President	Title:	President
Date:	4/6/2026	Date:	4/6/2026

FVP Investments, LLC, Membership Interests: 63.701%		FVP Opportunity Fund III, LP By FVP Fund III GP, LLC its general partner Membership Interests: 19.425%

By:	/s/ Keith Lee	By:	/s/ Keith Lee
Name:	Keith Lee	Name:	Keith Lee
Title:	Manager	Title:	Manager
Date:	4/6/2026	Date:	4/6/2026

FVP Servicing, LLC as Designee on behalf of the Existing Members: FVP Investments, LLC and FVP Opportunity Fund III, LP		FVP Servicing, LLC as Administrative Agent to the Loan Agreement

By:	/s/ Keith Lee	By:	/s/ Keith Lee
Name:	Keith Lee	Name:	Keith Lee
Title:	Manager	Title:	Manager
Date:	4/6/2026	Date:	4/6/2026

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ADDENDUM 1

CNE First Mortgage and Third-Party Liens / Senior Claims (Assumed Obligations)

CNE First Mortgage

Final Payoff Update. The payoff amount for the CNE First Mortgage shall be updated and confirmed at Closing by the lender’s written payoff statement as of the Closing Date, including application of the stated per diem through the Closing Date.

As-of Date	3/31/2026
Lender / Claimant	Care New England (The Memorial Hospital dba Care New England)
Stated Amount	$950,000.00
Payoff / Total Due	$1,019,455.19
Interest Through	3/12/2026 (through March 12, 2026)
Amount Through Interest-Through Date	$1,015,444.10
Per Diem	$211.11

3rd Party Liens

Lienholder	Type	Amount
Rincon Materials LLC (f/k/a Bentley Builders)	Mechanic’s Lien	$135,000.00
Arden Engineering Constructors	Mechanic’s Lien, LP and Writ of Execution	$150,000.00
NexGen Mechanical	Mechanic’s Lien	$23,380.05
City of Pawtucket	Delinquent Tax Settlement	$165,000.00 (i.e., $220,000 less $55,000 from proceeds)
Total		$1,492,835.24

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EXHIBIT A

FORM OF OWNERSHIP CONFIRMATION LETTER (MREG EQUITY TRANSFER STRUCTURE)

Date: 4/6/2026

Re: Confirmation of Ownership – Memorial Real Estate Group LLC (MREG)

To Whom It May Concern:

Global Asset Management Group, Inc. (“GAMG”) confirms that its subsidiary RI Property Holdings, Inc. (the “Buyer”) has entered into a binding agreement to acquire Seller’s 83.125% membership interest in Memorial Real Estate Group LLC (“MREG”), and that Buyer (and/or its affiliate(s)) already holds a 16.875% membership interest in MREG. Upon closing, Buyer will own 100% of the membership interests in MREG and will be the sole member and manager of MREG.

This letter is provided for due diligence and financing evaluation purposes only and may not be relied upon by any other person without GAMG’s prior written consent. This letter does not constitute a commitment to fund and is subject to the negotiation and execution of definitive agreements and closing.

Sincerely,

GLOBAL ASSET MANAGEMENT GROUP, INC.

By:	/s/ John Murray
Name:	John Murray
Title:	President

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EXHIBIT B: Assignment of MREG Debt

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ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Assignment”), dated as of the Effective Date specified below, is entered into by and among FVP OPPORTUNITY FUND III, LP, a Delaware limited partnership (“Assignor”), and RI PROPERTY HOLDINGS, INC. ( “Assignee”).

The parties hereto hereby agree as follows:

1. Summary of Assigned Interest. The following statement of information is incorporated herein by this reference:

Borrower:	Memorial Real Estate Group, LLC (“Borrower”)

Lender/Assignor:	FVP Opportunity Fund III, LP

Loan Agreement:

Loan Agreement dated as of December 29, 2022 by and among Borrower, Assignor, the financial institutions from time to time party thereto, as Lenders, and FVP Servicing, LLC, as Administrative Agent for the benefit of the Lenders (including all exhibits and schedules thereto, and as the same may be amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined in the Loan Agreement)

Effective Date:	April 8, 2026

Assignor(s)	Assignee(s)	Accrued Unpaid Interest and Fees Assigned	Original Principal amount of Loan Owned by Assignor as of Effective Date	Principal amount of Unfunded Commitment Assigned	Assigned Percentage of Assignor’s interest in Loan and Commitment	Purchase Price for Assigned Interest
FVP Opportunity Fund III, LP	RI Property Holdings, Inc.	100% of accrued unpaid interest	$10,000,000	N/A (fully advanced)	100%, representing 100% of the Loan Amount owed	In-kind for $6,000,000 Convertible Note

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2. Assignment. Assignor hereby sells and assigns to Assignee in exchange for good and valuable consideration paid by Assignee in accordance with the terms and conditions of this Assignment, and Assignee hereby purchases and assumes from such Assignor, Assignor’s right, title and interest in, to and under the Loan Documents (including all amounts due or to become due thereunder, collectively, the “Obligations”; the Obligations assigned hereunder, collectively, the “Assigned Interest”), including, without limitation, (a) all amounts payable to Assignor and all other obligations owed to such Assignor under the Loan Documents (including all accrued unpaid interest and fees, any interest and/or fees accruing or payable on or after the Effective Date), (b) all claims, suits, causes of action and any other rights such Assignor may have against the Borrower, Guarantor or any other Person in connection with the Loan Documents, (c) all guarantees and any interest in all collateral and security of any kind for or in respect of the Obligations owing pursuant to the Loan Documents and the foregoing and (d) all cash, securities or other property and all setoffs received, applied, or effected after the effectiveness of this Assignment by or for the account of Assignor under the Loan Documents, except as expressly set forth herein (the “Transaction”).

3. Purchase Price and Payment. In consideration of Assignor’s sale, assignment and transfer of all of its right, title and interest in, to and under the Loan Documents with respect to the Assigned Interest on and after the Effective Date, Assignee agrees to pay to Assignor an amount in in-kind through the issuance of Convertible Promissory Notes attached as Exhibit I (the “Purchase Price”).

4. Representations, Warranties and Covenants of Assignors. Assignor represents and warrants to Assignee that (a) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (b) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any lien, security interest or other adverse claims, including any participation interest of any kind or nature, (c) the Transaction is an arms-length transaction for fair value, (d) the Person signing, executing and delivering this Assignment on behalf of such Assignor is an authorized signatory for Assignor and is authorized to execute, sign and deliver this Assignment, (e) it has not assigned or otherwise transferred to any Person any rights with respect to the Obligations or any rights to the indebtedness represented by the Loan Documents or any rights to the collateral securing the Obligations, and (f) the aggregate outstanding indebtedness under the Loan Documents (including outstanding principal and accrued interest) as of the date of this Assignment based on and as reflected in the books and records of Assignor is as reflected in the table set forth in Section 1 above. Concurrently with the execution and delivery of this Assignment, Assignor shall deliver to Assignee any Notes held by it evidencing all or any portion of the Assigned Interest of Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor).

5. Representations, Warranties and Covenants of Assignee. Assignee (a) represents and warrants to Assignor that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iii) the Person signing, executing and delivering this Assignment on behalf of Assignee is an authorized signatory for Assignee and is authorized to execute, sign and deliver this Assignment, (b) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as Lender under the Loan Documents after the Effective Date, and (c) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Assignor or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time.

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6. Effect. As of the Effective Date, (a) Assignee shall be a party to the Loan Agreement and each of the other Loan Document sand, to the extent provided in this Assignment, have the rights and obligations of Lender under the Loan Agreement on and after the Effective Date and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than (i) those obligations relating to events and circumstances occurring prior to the Effective Date and (ii) its rights and obligations under the Loan Documents other than with respect to the Assigned Interest.

7. Miscellaneous.

(a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b) On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, Assignor, Assignee, Borrower, Guarantor and their respective successors and assigns.

(c) This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d) This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by electronic transmission (including, without limitation, .PDF) shall be as effective as delivery of a manually executed counterpart of this Assignment.

(f) Each of the parties hereto hereby covenants and agrees to execute and deliver all such documents and to take all such further actions as any of them may reasonably deem necessary from time to time to carry out the intent and purpose of this Assignment and to consummate the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FVP OPPORTUNITY FUND III, LP, as Assignor and Lender By: FVP Fund III GP, LLC, its General Partner

By:	/s/ Keith Lee
Name:	Keith Lee
Title:	Manager

RI PROPERTY HOLDINGS, INC. as Assignee and as Lender

By:	/s/ John Murray
Name:	John Murray
Title:	Authorized Signatory

Acknowledged and Consented to by Administrative Agent: FVP SERVICING, LLC, as Administrative Agent

By:	/s/ Keith Lee
Name:	Keith Lee
Title:	Manager

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EXHIBIT I

Convertible Promissory Notes

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Global Asset Management Group, Inc. (OTC:GAMG)

51 Monroe St. Unit 1505, Rockville, MD 20850 | www.gamg.us | info@gamg.us

CONVERTIBLE PROMISSORY NOTE

Holder-Optional Conversion After 6 Months (No Automatic Conversion)

Principal Amount: $6,000,000.00

Issue Date: April 8, 2026

Maturity Date: April 8, 2027

Interest Rate: 6.00% per annum (simple interest)

NEITHER THIS NOTE, NOR ANY SECURITIES ISSUABLE UPON ANY CONVERSION HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE OR SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

FOR VALUE RECEIVED, Global Asset Management Group, Inc., a Wyoming corporation (the “Company” or “Issuer”), hereby promises to pay to the order of FVP Servicing, LLC, or its permitted assigns (the “Holder”), the principal sum of SIX MILLION DOLLARS ($6,000,000.00), together with interest thereon as provided herein.

1. Interest.

Interest shall accrue on the outstanding principal balance at six percent (6.00%) per annum, simple interest, computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued interest shall be payable at Maturity unless earlier paid by the Company.

2. Maturity; Payment.

The outstanding principal balance, together with all accrued and unpaid interest, shall be due and payable in full on April 8, 2027 (the “Maturity Date”), unless earlier satisfied pursuant to Section 3 (Conversion) or otherwise paid by the Company.

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3. Conversion (No Automatic Conversion; Holder Discretion).

3.1 No Automatic Conversion. This Note does not automatically convert.

3.2 Optional Conversion at Holder’s Discretion. Beginning on October 8, 2026 (six (6) months after the Issue Date) and continuing until the Maturity Date, the Holder may, in its sole discretion, elect to convert all or any portion of the outstanding principal and/or accrued interest into shares of the Company’s common stock (“Conversion Shares”) by delivering a written notice of conversion to Company.

3.3 Conversion Price. The conversion price per share shall equal 90% of the arithmetic average of the daily volume-weighted average prices (“VWAP”) of the Company’s common stock for the thirty (30) trading days immediately preceding the date of the Holder’s conversion notice (the “30-Day VWAP”).

3.4 Securities Law. Any Conversion Shares issued hereunder will be issued as restricted securities pursuant to an available exemption from registration and will bear customary restrictive legends.

4. Post-Maturity Penalty.

If the Company fails to pay the outstanding principal and accrued interest in full on the Maturity Date and such amounts remain outstanding thereafter, the Company shall pay a one-time extension fee equal to five percent (5.0%) of the then-outstanding amount (principal plus accrued interest), to extend the Maturity to October 8, 2027. Such fee shall be immediately due and payable and shall be added to the obligations owing under this Note.

5. Governing Law; Miscellaneous.

This Note may be amended only by a written instrument executed by the Company and the Holder. This Note shall be governed by the laws of the State of Wyoming, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the Company has executed this Note as of the Issue Date.

ISSUER: Global Asset Management Group, Inc.		HOLDER: FVP Servicing, LLC

By:	/s/ John Murray	By:	/s/ Keith Lee
Name:	John Murray	Name:	Keith Lee
Title:	President	Title:	Manager
Date:	4/6/2026	Date:	4/6/2026

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